Exhibit 99.1

DeVry Inc. Announces 2007 Fall Enrollment at DeVry University

  Positive Trends in New and Total Undergraduate Enrollment Continue

    OAKBROOK TERRACE, Ill.--(BUSINESS WIRE)--Dec. 6, 2007--DeVry Inc. (NYSE: DV), a global provider of educational services, reported today its fall 2007 enrollment at DeVry University.

    New undergraduate student enrollment for fall 2007 increased 10.7 percent to 13,204 students compared with 11,930 in the previous year. Total undergraduate student enrollment increased 10.3 percent to 44,594 students compared to 40,434 in fall 2006. This was DeVry University's ninth consecutive period of positive undergraduate new student growth and the sixth consecutive period of positive total student enrollment growth.

    At DeVry University's Keller Graduate School of Management (KGSM), the number of coursetakers for the 2007 November session increased
12.5 percent to 15,657 compared with 13,920 a year ago.

    The total number of online undergraduate and graduate coursetakers in the November 2007 session increased 28.0 percent to 41,128 compared with 32,123 in the same term a year ago.

    "Initiatives to increase enrollments produced very favorable undergraduate student results in the fall at DeVry University and robust growth at Keller Graduate School of Management in the November session. These results were driven by improvements made to our recruiting processes, strong demand for online programs, and a heightened focus on the retention of existing students," said Daniel Hamburger, president and chief executive officer of DeVry Inc. "We're making progress in attracting recent high school graduates and we believe much of the opportunity still lies ahead. We also remain focused on better utilization of our real estate assets."

    Financial results for the company's fiscal 2008 second quarter will be announced after-market on January 24, 2008, with a conference call to follow at 3:30 p.m. Central time.


Fall 2007 Enrollment Results
DeVry University                  Fall 2007     Fall 2006   % Increase
                                --------------------------------------
New undergraduate students
 (onsite/online)                       13,204        11,930       10.7
Total undergraduate students
 (onsite/online)                       44,594        40,434       10.3

                                November 2007 November 2006 % Increase
                                --------------------------------------
Graduate coursetakers(a)
 (onsite/online)                       15,657        13,920       12.5
Online coursetakers(a)
 (undergraduate/graduate)              41,128        32,123       28.0

    (a)The term "coursetaker" refers to the number of courses taken by a student. Thus one student taking two courses is counted as two coursetakers.

    Supplemental Company Data:

    Chart 1 - Historical DeVry University Undergraduate Enrollments available at http://www.businesswire.com/cgi-bin/mmg.cgi?eid=5562678

    About DeVry Inc.

    DeVry Inc. (NYSE: DV) is the parent organization of DeVry University, Advanced Academics, Ross University, Chamberlain College of Nursing and Becker Professional Review. DeVry University, which includes Keller Graduate School of Management, offers associate, bachelor's and master's degree programs in technology, healthcare technology, business and management. Advanced Academics provides online secondary education to school districts throughout the U.S. Ross University offers doctoral degree programs through its schools of Medicine and Veterinary Medicine. Chamberlain College of Nursing offers associate and bachelor's degree programs in nursing. Becker Professional Review, which includes Becker CPA Review and Stalla Review for the CFA Exams, provides professional education and exam review for accounting and finance professionals. For more information, visit http://www.devryinc.com.

    Certain statements contained in this release concerning DeVry's future performance, including those statements concerning DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Inc. or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in the Company's most recent Annual Report on Form 10-K for the year ending June 30, 2007 and filed with the Securities and Exchange Commission on August 24, 2007.

    CONTACT: DeVry Inc.
             Investor Contact:
             Joan Bates
             jbates@devry.com
             630-574-1949
             or
             Dresner Corporate Services
             Media Contact:
             David Gutierrez
             dgutierrez@dresnerco.com
             312-780-7204